Exhibit 99.1
Item 6. Selected Financial Data
Reclassifications
          The following selected consolidated financial data for the fiscal years ended October 31, 2002 through October 31, 2006 are derived from our audited consolidated financial statements, as reclassified. The data for fiscal years 2002 through 2006 have been reclassified to reflect certain businesses as discontinued operations under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), as discussed in footnote 1 to the table below and in Note 2(v) to the consolidated financial statements included in Item 8. The data set forth below should be read in conjunction with our consolidated financial statements and the notes thereto included in Item 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7.
Comparability of Information in Selected Consolidated Financial Data Table
          As discussed in more detail in the footnotes to the table below and in the related footnotes to the consolidated financial statements included in Item 8, the following are the main factors that materially affect the comparability of the revenues, gross profits and assets reflected in the selected financial data:
•	SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), was implemented in fiscal year 2002.

•	Fiscal year 2002 includes the results of our foreign operations in continuing operations. The sale of our foreign operations was completed in fiscal year 2002.

•	In fiscal year 2004, we adopted Financial Accounting Standards Board Interpretation 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”).

•	In fiscal year 2005, we changed our method of accounting for preneed selling costs.

•	In fiscal year 2006, we adopted SFAS No. 123R, “Share-Based Payment” (“SFAS No. 123R”).

•	All businesses sold in fiscal years 2004, 2005, 2006 and 2007 that met the criteria for discontinued operations under SFAS No. 144 have been classified as discontinued operations for all periods presented.

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31, (1)
	2006		2005		2004		2003		2002
Statement of Earnings Data:
Revenues:
Funeral	$282,300		$272,909		$270,176		$267,782		$310,319
Cemetery	234,792		219,046		222,535		209,008		214,677

Total revenues	517,092	(2)	491,955		492,711		476,790		524,996
Gross profit:
Funeral	65,453		61,585		68,680		58,557		71,516
Cemetery	49,441		40,485		46,148		39,689		40,346

Total gross profit	114,894		102,070		114,828		98,246		111,862
Corporate general and administrative expenses	(31,739)		(19,440)		(17,097)		(17,733)		(17,261)
Hurricane related recoveries (charges), net	1,628	(2)	(9,366	)(2)	—		—		—
Separation charges	(991	)(3)	(1,507	)(3)	(3,435	)(3)	(2,450	)(3)	—
Gains on dispositions and impairment (losses), net	(353	)(4)	1,234	(4)	(225	)(4)	(9,562	)(4)	(18,500	)(5)
Other operating income, net	1,308		1,415		2,090		2,082		2,534

Operating earnings	84,747	(2)(3)(4)	74,406	(2)(3) (4)	96,161	(3)(4)	70,583	(3)(4)	78,635	(5)
Interest expense	(29,633)		(30,460)		(47,335)		(53,643)		(61,980)
Loss on early extinguishment of debt	—		(32,822	)(6)	—		(11,289	)(7)	—
Investment and other income (expense), net	3,676		713		178		(749)		794

Earnings from continuing operations before income taxes	$58,790		$11,837		$49,004		$4,902		$17,449

Earnings from continuing operations	$37,539		$8,623		$30,874		$1,459		$10,990
Earnings (loss) from discontinued operations	54	(4)	1,231	(4)	5,818	(4)	(19,491	)(4)	1,303
Cumulative effect of change in accounting principles (net of $101,061 and $16,310 income tax benefit in 2005 and 2002, respectively)	—		(153,180	)(1)	—		—		(193,090	)(1)

Net earnings (loss)	$37,593		$(143,326)		$36,692		$(18,032)		$(180,797)

Per Share Data:
Basic earnings (loss) per common share:
Earnings from continuing operations	$.35	(2)(3)(4)	$.08	(2)(3)(4)(6)	$.29	(3)(4)	$.01	(3)(4)(7)	$.10	(5)
Earnings (loss) from discontinued operations	—		.01	(4)	.05	(4)	(.18	)(4)	.01
Cumulative effect of change in accounting principles	—		(1.40	)(1)	—		—		(1.79	)(1)

Net earnings (loss)	$.35		$(1.31)		$.34		$(.17)		$(1.68)

Diluted earnings (loss) per common share:
Earnings from continuing operations	$.35	(2)(3)(4)	$.08	(2)(3)(4)(6)	$.29	(3)(4)	$.01	(3)(4)(7)	$.10	(5)
Earnings (loss) from discontinued operations	—		.01	(4)	.05	(4)	(.18	)(4)	.01
Cumulative effect of change in accounting principles	—		(1.40	)(1)	—		—		(1.78	)(1)

Net earnings (loss)	$.35		$(1.31)		$.34		$(.17)		$(1.67)

Weighted average common shares outstanding (in thousands):
Basic	106,855		109,040		107,522		108,220		107,861

Diluted	106,900		109,205		108,159		108,230		108,299

Dividends declared per common share	$.10		$.075		$—		$—		$—

(continued)

Selected Consolidated Financial Data
(Dollars in thousands, except per share amounts)

	Year Ended October 31, (8)
	2004	2003	2002
Pro forma amounts assuming 2005 change in accounting principle for preneed selling costs was applied retroactively:
Net earnings (loss)	$30,739	$(24,721)	$(186,907)

Basic earnings (loss) per common share	$.28	$(.23)	$(1.73)

Diluted earnings (loss) per common share	$.28	$(.23)	$(1.73)

	October 31,
	2006	2005	2004	2003	2002
Balance Sheet Data :
Assets	$2,380,577	$2,335,609	$2,511,508	$2,504,161	$2,565,047
Long-term debt, less current maturities	374,020	406,859	415,080	488,180	542,548
Shareholders’ equity	446,893	439,453	587,978	552,731	570,017
Selected Consolidated Operating Data

	Year Ended October 31,(1)
	2006	2005	2004	2003	2002
Operating Data:

Funeral homes in operation at end of period	229	231	242	299	307

At-need funerals performed	38,937	39,264	42,542	48,544	71,017
Prearranged funerals performed	21,799	22,076	23,891	22,538	24,314

Total funerals performed	60,736	61,340	66,433	71,082	95,331

Prearranged funerals sold	30,738	28,967	29,296	28,563	31,270
Backlog of prearranged funerals at end of period	333,592	326,672	337,879	347,785	349,110

Cemeteries in operation at end of period	143	144	147	148	150
Interments performed	52,255	52,436	53,149	53,830	57,405

(1)	Effective November 1, 2001, we implemented SFAS No. 142, which eliminated the amortization of goodwill and resulted in a $209.4 million ($193.1 million after tax, or $1.78 per diluted share) charge for the cumulative effect of the change in accounting principles. Effective November 1, 2004, we changed our method of accounting for selling costs incurred related to new preneed funeral and cemetery service and merchandise sales to expense them as incurred, which resulted in a $254.2 million ($153.2 million after tax, or $1.40 per diluted share) charge for the cumulative effect of the change in accounting principles. For additional information, see Note 3(b) to the consolidated financial statements included in Item 8.

Effective April 30, 2004, we implemented FIN 46R which resulted in the consolidation of our preneed funeral and cemetery merchandise and services trusts and our cemetery perpetual care trusts. Our financial statements were not restated to reflect the implementation of FIN 46R. Accordingly, the implementation of FIN 46R is reflected in our fiscal year 2004, 2005 and 2006 financial statements, but not in our financial statements for fiscal years 2003 or 2002. The implementation of FIN 46R affects classifications within the balance sheet, statement of earnings and statement of cash flows, but has no material effect on shareholders’ equity, net cash flow or the recognition and reporting of revenues or net earnings. For a more detailed discussion, see Notes 2(k) and 4 through 7 to the consolidated financial statements included in Item 8.

Effective November 1, 2005, we implemented SFAS No. 123R, using the modified prospective application transition method. Our financial statements were not restated to reflect this implementation. Accordingly, the implementation of SFAS No. 123R is reflected in our fiscal year 2006 financial statements but not in our financial statements for fiscal years 2005, 2004, 2003 and 2002. For additional information, see Note 18 to the consolidated financial statements included in Item 8.

All businesses sold in fiscal years 2004, 2005, 2006 and 2007 that met the criteria for discontinued operations under SFAS No. 144 have been classified as discontinued operations for all periods presented. The operating data presented represents activity related to our total operations for the respective year. See Note 2(v) to the consolidated financial statements included in Item 8.

Fiscal year 2002 includes the results of our foreign operations in continuing operations. The sale of our foreign operations was completed in fiscal year 2002.

(2)	In fiscal year 2006, we recorded $3.2 million in business interruption insurance proceeds in funeral and cemetery revenue related to Hurricane Katrina, which struck the New Orleans metropolitan area and Mississippi and Alabama Gulf Coasts on August 29, 2005. In fiscal years 2006 and 2005, we also recorded $1.6 million and ($9.4) million, respectively, in net recoveries (expenses) related to Hurricane Katrina. See Note 22 to the consolidated financial statements included in Item 8.

(3)	During fiscal year 2006, we recorded $1.0 million in separation charges related to separation pay of a former executive officer and additional reorganization costs for the 2005 restructuring of the divisions. During the fourth quarter of 2005, we restructured our operating divisions and incurred $1.5 million in related severance charges. During fiscal years 2004 and 2003, we incurred $3.4 million and $2.5 million, respectively, in separation charges related to severance and other costs associated with workforce reductions announced in December 2003 and related to separation pay for former executive officers. See Note 13 to the consolidated financial statements included in Item 8.

(4)	In fiscal year 2003, we incurred charges for the impairment of certain long-lived assets related to our divestiture plan of $9.6 million in continuing operations and $22.2 million in discontinued operations. In fiscal year 2004, we recorded gains on dispositions, net of impairment losses, of ($0.2) million in continuing operations and $2.4 million in discontinued operations. In fiscal year 2005, we recorded gains on dispositions, net of impairment losses, of $1.2 million in continuing operations and $1.2 million in discontinued operations. In fiscal year 2006, we recorded gains on dispositions, net of impairment losses, of ($0.3) million in continuing operations. As of October 31, 2004, we had closed on the sale of 56 businesses with an additional 15 closing in fiscal year 2005 and an additional 3 closing in fiscal year 2006. See Note 12 to the consolidated financial statements included in Item 8.

(5)	In the third quarter of 2002, primarily as a result of the significant devaluation of the Argentine peso and the depressed economic conditions in Argentina, we changed our estimate of our expected loss on the disposition of assets held for sale, and we incurred a charge of $18.5 million.

(6)	In the first quarter of fiscal year 2005, we completed the refinancing of our senior secured credit facility and recorded a charge for early extinguishment of debt of $2.7 million to write off fees associated with the previous credit facility. In the second quarter of fiscal year 2005, we completed the private offering of our 6.25 percent senior notes and recorded a charge for early extinguishment of debt of $30.0 million representing the bond tender premium, related fees and expenses and the write-off of unamortized fees related to our 10.75 percent senior subordinated notes. In the third quarter of fiscal year 2005, we recorded a charge for early extinguishment of debt of $0.1 million representing the call premium and write-off of remaining unamortized fees on the 10.75 percent senior subordinated notes. For additional information, see Note 14 to the consolidated financial statements included in Item 8.

(7)	In the third quarter of 2003, we incurred an $11.3 million charge related to the redemption of our Remarketable Or Redeemable Securities (“ROARS”).

(8)	The pro forma data presented for fiscal years 2002 through 2004 is reported as if the fiscal year 2005 change in accounting principle had occurred at the beginning of fiscal year 2002.

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